EXHIBIT D-11


                            COMMONWEALTH OF VIRGINIA

                          STATE CORPORATION COMMISSION


PETITION OF                        )
                                   )
CAROLINA POWER & LIGHT COMPANY,    )
INTERPATH COMMUNICATIONS, INC.     )
AND                                )
CP&L ENERGY, INC.                  )         CASE NO. PUA00___
                                   )
FOR AUTHORITY PURSUANT TO THE      )
UTILITY TRANSFERS ACT, VA. CODE    )
SS.SS.56-88 ET SEQ.                )

                                 JOINT PETITION

          Carolina Power & Light Company ("CP&L"), its wholly-owned subsidiary Interpath Communications, Inc. ("Interpath"), and CP&L Energy, Inc., formerly named CP&L Holdings, Inc. ("CP&L Energy"), Petitioners, file this Joint Petition under Chapter 5 of Title 56 of the Virginia Code (ss. 56-88 et seq.). The Petitioners seek Virginia State Corporation Commission ("SCC" or "Commission") approval for the indirect transfer of Interpath stock in connection with the reorganization of CP&L's corporate structure through the formation of a holding company, CP&L Energy. In support of their Joint Petition, Petitioners respectfully state the following:

          1. Interpath is a public service company dually incorporated under the laws of the Commonwealth of Virginia and the State of North Carolina and is a wholly-owned subsidiary of CP&L. It holds Certificates of Public Convenience and Necessity to furnish inter-exchange and intrastate local exchange telecommunications services throughout North Carolina and the Commonwealth of Virginia. Importantly, at the current time, Interpath has no Virginia customers and no Virginia revenues. A copy of the 1998 audited Financial Statements of Interpath is attached to this Application as Exhibit A.


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          2. CP&L is a North Carolina public service company engaged in the provision of wholesale and retail electric service in North and South Carolina. A copy of the 1999 audited financial statements of CP&L is attached to this Petition as Exhibit B.

          3. CP&L Energy is currently a wholly-owned subsidiary of CP&L.

          4. CP&L intends to reorganize its corporate structure through the formation of a holding company. To implement this reorganization, current holders of CP&L common stock will exchange their shares for a like number of shares of CP&L Energy common stock, and CP&L Energy will become the sole owner of the CP&L common stock. As a result of the exchange, CP&L will become a wholly-owned subsidiary of CP&L Energy. Interpath will remain a wholly-owned subsidiary of CP&L. Therefore, the resulting control of Interpath will remain the same as under the current corporate structure and the management and operation of Interpath will not change as a result of this holding company reorganization. A copy of the proxy statement and prospectus sent to CP&L's shareholders is attached as Exhibit C to this Petition.

          5. The Petitioners believe that the proposed reorganization will not result in a change of "control" as contemplated by the Utility Transfers Act, Chapter 6 of Title 56 of the Virginia Code, and thus that no Commission approval is required. Accordingly, rather than requesting Commission approval, the Petitioners filed an informational letter with the Commission's Staff on November 22, 1999, providing notice of the proposed reorganization. The Staff, however, interprets the Act differently and accordingly, the Petitioners agreed to file this Joint Petition.

          6. The proposed corporate reorganization will not impair the continued provision of adequate service to the public by Interpath. Interpath will continue to provide network services and capacity to other carriers and end-users in Virginia at just and reasonable rates and will continue to abide by


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


its tariffs on file with the Commission after the proposed transaction. Although Interpath will become an indirect subsidiary of CP&L Energy, and thus its ultimate parent company will change, its ultimate parent's shareholders will remain the same before and after the transfer as will its officers and directors.

          7. Attached as Exhibit D to this Petition is a Transaction Summary conforming to the requirements of the Guidelines promulgated by the Commission's Division of Public Utility Accounting on October 21, 1994. The responses included in the Transaction Summary further detail the proposed stock transfer contemplated by the Agreement.

          WHEREFORE, CP&L, Interpath and CP&L Energy respectfully request that the Commission (1) find that the indirect transfer of Interpath's stock through the above described transaction by CP&L to its newly established holding company structure will not impair or jeopardize the continued provision of adequate service to the public at just and reasonable rates, (2) expeditiously approve the transaction described in this Petition pursuant to the Utility Transfers Act, Va. Code ss. 56-88 through ss. 56-92; and specifically pursuant to the provisions and time limits set forth in ss. 56-88.1.

                                        Respectfully submitted,

                                        CAROLINA POWER & LIGHT COMPANY

Dated:  May 2, 2000                     By:  /s/ William D. Johnson
                                           ------------------------------------
                                        Name:  William D. Johnson
                                             ----------------------------------
                                        Title: Sr. Vice President
                                              ---------------------------------


                                        INTERPATH COMMUNICATIONS, INC.


Dated:  May 3, 2000                     By:  /s/ Michael K. Fox
                                           ------------------------------------
                                        Name:  Michael K. Fox
                                             ----------------------------------
                                        Title: Interim President and CEO
                                              ---------------------------------


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


                                        CP&L ENERGY, INC.


Dated: May 3, 2000                      By:  /s/ Robert B. McGehee
                                           ------------------------------------
                                        Name:  Robert B. McGehee
                                             ----------------------------------
                                        Title: Exec. Vice President, General
                                              ---------------------------------
                                               Counsel and Chief Administrative
                                              ---------------------------------
                                               Officer
                                              --------


Richard D. Gary
Michelle K. Walsh
  Hunton & Williams
  Riverfront Plaza, East Tower
  951 East Byrd Street
  Richmond, Virginia 23219-4047


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


                                  VERIFICATION
                                  ------------

          Being first duly sworn, the undersigned, William D. Johnson, deposes and states that he is Senior Vice President and Corporate Secretary of Carolina Power & Light Company, that he has read the foregoing Joint Petition and attachments thereto and knows the contents thereof, that the same are truly stated, and that he has executed the Joint Petition on behalf of Carolina Power & Light Company with full power and authority to do so.

                                        /s/ William D. Johnson
                                        ----------------------

STATE OF NORTH CAROLINA

CITY/COUNTY OF WAKE

          Subscribed to and sworn before me, a Notary Public, in and for the jurisdiction aforesaid, this 2nd day of May, 2000. My commission expires July 7, 2003.

                                        /s/ Carol P. Williams
                                        ---------------------
                                        Notary Public


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


                                  VERIFICATION
                                  ------------

          Being first duly sworn, the undersigned, Robert McWilliams, deposes and states that s/he is the Assistant Secretary of Carolina Power & Light Company, that s/he has read the foregoing Joint Petition and attachments thereto and knows the contents thereof, that the same are truly stated, and that s/he has executed the Joint Petition on behalf of Carolina Power & Light Company with full power and authority to do so.

                                        /s/ Robert McWilliams
                                        ---------------------

STATE OF NORTH CAROLINA

CITY/COUNTY OF JOHNSTON

          Subscribed to and sworn before me, a Notary Public, in and for the jurisdiction aforesaid, this 3rd day of May, 2000. My commission expires May 12, 2004.

                                        /s/ Charlene F. Hunt
                                        --------------------
                                        Notary Public


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


                                  VERIFICATION
                                  ------------

          Being first duly sworn, the undersigned, Michael K. Fox, deposes and states that he is Interim President & CEO of Interpath Communications, Inc., that he has read the foregoing Joint Petition and attachments thereto and knows the contents thereof, that the same are truly stated, and that he has executed the Joint Petition on behalf Interpath Communications, Inc. with full power and authority to do so.

                                        /s/ Michael Klop
                                        ----------------

STATE OF NORTH CAROLINA

CITY/COUNTY OF MORRSIVILLE/WAKE

          Subscribed to and sworn before me, a Notary Public, in and for the jurisdiction aforesaid, this 3rd day of May, 2000. My commission expires April 9, 2001.

                                        /s/ Sue Creech Clark
                                        --------------------
                                        Notary Public


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


                                  VERIFICATION
                                  ------------

          Being first duly sworn, the undersigned, William D. Johnson, deposes and states that he is the Secretary of Interpath Communications, Inc., that he has read the foregoing Joint Petition and attachments thereto and knows the contents thereof, that the same are truly stated, and that he has executed the Joint Petition on behalf Interpath Communications, Inc. with full power and authority to do so.

                                        /s/ William D. Johnson
                                        ----------------------

STATE OF NORTH CAROLINA

CITY/COUNTY OF WAKE

          Subscribed to and sworn before me, a Notary Public, in and for the jurisdiction aforesaid, this 2nd day of May, 2000. My commission expires July 7, 2003.

                                        /s/ Carol P. Williams
                                        ---------------------
                                        Notary Public


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


                                  VERIFICATION
                                  ------------

          Being first duly sworn, the undersigned, Robert B. McGehee, deposes and states that he is Executive Vice President of CP&L Energy, Inc., that he has read the foregoing Joint Petition and attachments thereto and knows the contents thereof, that the same are truly stated, and that he has executed the Joint Petition on behalf of CP&L Energy, Inc. with full power and authority to do so.

                                        /s/ Robert B. McGehee
                                        ---------------------

STATE OF NORTH CAROLINA

CITY/COUNTY OF CHATHAM

          Subscribed to and sworn before me, a Notary Public, in and for the jurisdiction aforesaid, this 3rd day of May, 2000. My commission expires June 23, 2003.

                                        /s/ Janet O. Johnson
                                        --------------------
                                        Notary Public


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


                                  VERIFICATION
                                  ------------

          Being first duly sworn, the undersigned, William D. Johnson, deposes and states that he is the Secretary of CP&L Energy, Inc., that he has read the foregoing Joint Petition and attachments thereto and knows the contents thereof, that the same are truly stated, and that he has executed the Joint Petition on behalf of CP&L Energy, Inc. with full power and authority to do so.

                                        /s/ William D. Johnson
                                        ----------------------

STATE OF NORTH CAROLINA

CITY/COUNTY OF WAKE

          Subscribed to and sworn before me, a Notary Public, in and for the jurisdiction aforesaid, this 2nd day of May, 2000. My commission expires July 7, 2003.

                                        /s/ Carol P. Williams
                                        ---------------------
                                        Notary Public


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


                               TRANSACTION SUMMARY

1) PROVIDE A COPY OF THE AGREEMENT SIGNED BY THE PRESIDENT OR ANY VICE PRESIDENT AND THE SECRETARY OR ANY ASSISTANCE SECRETARY OF THE COMPANY.

Attached as Exhibit 1 to this Transaction Summary is a copy of the Proxy Statement containing the CP&L Energy (formerly CP&L Holdings, Inc.)/CP&L exchange agreement.

2)        PROVIDE A CLEAR SUMMARIZATION OF THE ASSET(S) IN QUESTION.

As explained in paragraph 4 of the Joint Petition, CP&L intends to reorganize its corporate structure through the formation of a holding company, CP&L Energy, Inc. To implement this reorganization, current holders of CP&L common stock will exchange their shares for a like number of shares of CP&L Energy common stock, and CP&L Energy will become the owner of the CP&L common stock. As a result of the exchange, CP&L will become a wholly-owned subsidiary of CP&L Energy. Interpath will remain a wholly-owned subsidiary of CP&L.

3) DESCRIBE THE PROPOSED PROCEDURE AND THE TERMS AND CONDITIONS OF THE TRANSACTION TO INCLUDE:

          (A)  HISTORICAL AND CURRENT USE OF PROPERTY;
          (B)  PROPOSED USE OF PROPERTY;
          (C)  ORIGINAL COST OF PROPERTY;
          (D) PROPOSED SALES PRICE OF PROPERTY AND METHOD OF DETERMINING THE PRICE; AND
          (E) PROPOSED ACCOUNTING TREATMENT OF THE TRANSACTION AS WELL AS CURRENT RECORDING ON COMPANY'S BOOKS OF RECORD.

As explained in response to Question 2 and in the parties' Joint Application, as a result of the proposed reorganization, Interpath will become an indirect subsidiary of CP&L Energy, Inc., but will remain a wholly-owned subsidiary of CP&L. The specific terms and conditions of the proposed transaction are included in the proxy statement and prospectus sent to CP&L's shareholders, attached as Exhibit C to the Joint Petition.

(a) Interpath Communications, Inc. is a public service company dually incorporated under the laws of Virginia and North Carolina and is certificated to furnish interexchange and local exchange telecommunications services to customers residing in Virginia.

(b) After the proposed stock transfer, Interpath will continue to offer or provide telecommunications services to other carriers and end-users throughout Virginia.

(c)       Not Applicable.


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(d)       To implement the holding company structure, current holders of
CP&L common stock will exchange their shares for a like number of shares of CP&L Energy common stock, and CP&L Energy will become the owner of the CP&L common stock.

(e)       N/A

4) PROVIDE ASSURANCES THAT ADEQUATE SERVICE TO THE PUBLIC AT JUST AND REASONABLE RATES WILL NOT BE IMPAIRED OR JEOPARDIZED BY THE PROPOSED TRANSFER.

As explained in paragraph 6 of the Joint Petition, the proposed reorganization will not impair Interpath's provision of adequate service to the public at just and reasonable rates. Although Interpath will become an indirect subsidiary of CP&L Energy, it will remain a wholly-owned subsidiary of CP&L and the resulting control of Interpath will remain the same as under the current corporate structure. Accordingly, the management and operation of Interpath will not change. Moreover, Interpath will continue to abide by those tariffs on file with the Commission.

5) SHOW THAT THE SALES PRICE WAS ARMS-LENGTH AND THAT THE PURCHASE WILL RESULT IN A DIRECT BENEFIT TO CUSTOMERS.

The specific terms and conditions of the proposed transaction and related impact on customers are included in the proxy statement and prospectus sent to CP&L's shareholders and attached to the Joint Petition as Exhibit C. CP&L shareholders approved the transaction on October 20, 1999. The share exchange will occur after receipt of regulatory approvals.

6) PROVIDE SCHEDULE OF PLANT, BOOK DEPRECIATION, AND CONTRIBUTED PROPERTY RELATED TO ASSETS TO BE ACQUIRED UP TO CURRENT DATE (OR DATE OF PURCHASE, IF ACQUISITION HAS TAKEN PLACE).

Not Applicable.

7) PROVIDE COMPLETE FINANCIAL STATEMENTS, TO INCLUDE BALANCE SHEET, INCOME STATEMENT, AND CASH FLOW STATEMENT, FOR THE LATEST TWELVE-MONTH PERIOD AND FOR THE LAST FIVE YEARS.

See Exhibits A and B to the Joint Petition for the financial statements of CP&L and Interpath for the year ending December 31, 1998 (for Interpath) and December 31, 1999 (for CP&L). In addition, attached as Exhibit 1 to this Transaction Summary are CP&L's financial statements for the last five fiscal years. There are no financial statements for CP&L Energy and none for Interpath that pre-date 1998.

8)        ARE INVOICES AVAILABLE TO VERIFY PLANT FIGURES? IF NOT, WHY NOT?

Not Applicable.

9) IN ADDITION TO THE ITEMS DESCRIBED ABOVE, FOR APPLICATIONS REQUESTING APPROVAL OF THE ACQUISITION/DISPOSITION OF CONTROL, ADDRESS THE ANTICIPATED IMPACT OF SUCH ACTION ON THE REGULATED COMPANY'S RATES AND SERVICE, CAPITAL STRUCTURE, AND ACCESS TO CAPITAL AND FINANCIAL MARKETS. DISCUSS FAVORABLE AND UNFAVORABLE ECONOMIC IMPACTS ON THE STATE OF VIRGINIA TO INCLUDE EMPLOYEE LEVELS, FACILITIES, AND SERVICES PROVIDED. WILL AN ADDITIONAL INVESTMENT BE REQUIRED TO IMPROVE SERVICE QUALITY? PROVIDE SPECIFIC DETAILS ON IMPROVEMENTS NEEDED. PROVIDE THE ANTICIPATED IMPACT ON RATES OF SUCH IMPROVEMENTS CURRENTLY AND FOR THE NEXT TEN YEARS.

As explained in paragraph 6 of the Joint Petition, the proposed transaction will not impair or jeopardize adequate service to the public at just and reasonable rates. Interpath will continue to provide service in accordance with the rates, terms and conditions included in tariffs on file with the Commission. The proposed transaction will not have an unfavorable economic impact on the Commonwealth of Virginia nor will any additional investment be required to improve service quality.